UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

MedClean Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-03125	21-0661726
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

57 S Commerce Way, Suite 310
Bethlehem, PA 18017

(Address of principal executive offices, including zip code)

1-888-777-4077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

12(K) Suspension for the period commencing at 9:30 a.m. EDT on February 25, 2015 and terminating at 11:59 p.m. EST on March 10, 2015. The Commission temporarily suspended trading in the securities of the Registrant's common equity due to a lack of current and accurate information about the companies because they have not filed certain periodic reports with the Commission. This order was entered pursuant to Section 12(k) of the Securities Exchange Act of 1934 (Exchange Act). The Company has not responded to the Commission nor OTC Markets, however, management intends to use its best efforts to bring its financial statements current and file them as soon as practicable.

Item 3.03 Material Modification to Rights of Security Holders.

On March 21, 2015, MedClean Technologies, Inc. (the “Corporation”) by Unanimous Written Consent of the Board of Directors and Consent to Action by a Simple Majority of the Shareholders of MedClean Technologies, Inc. the following Material Modifications were enacted:

1) The cancellation of all Classes of Preferred Stock shares including all shares issued and outstanding of the Series D Preferred Stock which was authorized by the Board of Directors on January 3, 2013 and held by certain officers and directors. Those shares had certain rights, among other things, such as, each one (1) share of the Series D Preferred shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding shares of Common Stock eligible to vote at the time of the respective vote.  The foregoing description of the Series D Preferred Stock and Certificate of Designation is incorporated herein in by reference and was filed with the Commission January 3, 2013 and can be obtained through EDGAR.

2) The authorization for the newly appointed Officers and Directors to create a new Class of "Stated Value Convertible Preferred” shares and the designation and terms of which shall be filed with the State of Delaware as soon as possible and a copy of which is attached hereto as Exhibit 4 and incorporated herein in its entirety by reference.

Item 5.01 Changes in Control of Registrant.

On March 21, 2015, MedClean Technologies, Inc. (the “Corporation”) by Unanimous Written Consent of the Board of Directors and Consent to Action by a Simple Majority of the Shareholders of MedClean Technologies, Inc. a Change in managerial Control of the Registrant occurred as a result of a vote by both the Board of Directors and a Simple Majority of the Shareholders whereby Donald Mack was appointed Chairman, Director, Chief Executive Officer, President and Corporate Secretary of the Company and Mr. Phil Allen was appointed Director, Vice President and Treasurer of the Company. In addition shares of Class A Voting Common stock was issued to Mr. Mack and Mr. Allen in the amounts of 134,050,000 and 57,450,000 shares respectively, which further resulted in a change in the voting control.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of the Chief Executive Officer and President, Chairman and Directors

Effective March 21, 2015, Mr. John Accardi, Mr. Jay Bendis and Mr. David Laky resigned from their positions as Chief Executive Officer and Director; Chairman and Director; and Director, respectively, of MedClean Technologies, Inc. (the “Company”). The resignations of Mr. John Accardi, Mr. Jay Bendis and Mr. David Laky are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Copies of Mr. John Accardi, Mr. David Laky and Mr. Jay Bendis resignation letters are attached hereto as Exhibit 17 and incorporated herein in its entirety by reference.

Appointment of Chief Executive Officer, Corporate Secretary, Chairman of the Board, Vice President Treasurer and Directors

Effective March 21, 2015 Mr. Donald Mack was appointed as Chairman, Director, Chief Executive Officer and President of the Company and Mr. Phil Allen was appointed Director, Vice President and Treasurer of the Company by Unanimous Written Consent of the Board of Directors and Consent to Action by a Simple Majority of the Shareholders of MedClean Technologies, Inc..

Donald Mack, age 57, Chief Executive Officer, President, Chairman, Director and Corporate Secretary

Donald Mack, age 57, previously to MedClean Technologies, Inc. has help the position of Chief Executive Officer and Director of three public companies, Child Care Centers of North America, Inc. (Ticker:CCCNA) from 1991-1993; ComTec International Inc. (Ticker:YRLS) from 1994 - 1998, and is currently the Chief Executive Officer and Director of DMC Beverage Corp., since December 1, 2012. From 2002 to 2012, Mr. Mack was the Chief Executive Officer of Destiny Media Corp. In 2009, he was a loan modification officer for Loan Modification Solutions & US Loan Modifications. From January 2012 through May 2012, he worked for Metal Building Outlet a steel building company. In 2003 Mr. Mack was charged with tax evasion that resulted in a felony. Mr. Mack attended Red Rocks Community College in Colorado in 1982 with a focus on Solar Engineering and from Marin Community College in 2011 with a focus on Real Estate.

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Phillip Allen, age 66, Vice President, Treasurer and Director

Phillip Allen previously to MedClean Technologies, Inc. has been and Officer and Director of several public companies. He held the position of Chief Executive Officer, President and Chairman of our Board of Director of Walker Lane Exploration Inc. (Ticker:GSPN) from July 23, 2013 through November 3, 2014. He was Chief Executive Officer of China Wi-Max Communications – (Ticker: CHWM) from 2006 - 2010; Investor Relations Consultant – 2004-2006 of LifeLine Nutracuticles, (Ticker: LFLT.OB) and Chief Executive Officer of China Wireless Communications, (Ticker: CWLC.OB) from 2002 - 2003. Mr. Allen has over 25 years of varied experience structuring, staffing, managing and helping to fund start up and development stage companies. He has served as President, CEO and Chairman of fully reporting companies he has helped take public on the Over the Counter Bulletin Board. Since February of 2007, Mr. Allen has served as Founder and President of Strategic Development Partners, a boutique capital consulting firm targeting start-up and development stage companies seeking funding, strategic development planning and marketing assistance. Mr. Allen has, for over two decades, provided leadership to start-up companies as a senior management, founder or consultant. Mr. Allen has a BS and a BA in business, education and philosophy from Central Michigan University (CMU), and MA in General Educational Administration from CMU in 1980 and has completed doctoral work in labor and industrial relations at Michigan State University.

Family Relationships

Mr. Mack and Mr. Allen do not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 21, 2015, MedClean Technologies, Inc. (the “Corporation”) by Unanimous Written Consent of the Board of Directors and Consent to Action by a Simple Majority of the Shareholders of MedClean Technologies, Inc. the following action were enacted to cancel certain Promissory Notes, Options and Warrants, Authorization of Reverse Split, and the Issuance of Class A Voting Common Shares:

1) The cancellation of certain Promissory Notes approved January 2014 and held by certain current or former Officers, Directors and Employees, and that the Board hereby be authorized to cancel those instruments.

2) The cancellation of certain Options and Warrants to current or former Officers, Directors and Employees were cancelled by the Board of Directors.

3) The authorization to effect a reverse split of the Company’s shares of up to Five Hundred for One (500:1) at any time within the next 12 months. The Board of Directors shall not be obligated to effect any reverse split, however in the event of any potential future transaction(s) which the Company might enter into, including but not limited to: a proposed a business combination; an acquisition agreement; a definitive merger agreement; a change in control of any form; the Board may in its sole discretion enact a reverse split.

4) The authorization for the issuance of shares of Class A Voting Common stock in the following amounts to the following former Officers and individuals: John Accardi, 35,000,000 shares; Jay Bendis, 20,000,000 shares; David Laky, 10,000,000 shares and Cheryl Sadowski, 5,000,000 shares.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

EX-4	Designation for Series E Stated Value Redeemable Convertible Preferred

EX-17	Resignations of Officers and Directors David Laky, John Accardi and Jay Bendis

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCLEAN TECHNOLOGIES, INC.

Date: March 31, 2015	By:	/s/ Donald Mack
	Name:	Donald Mack
	Title:	Chief Executive Officer

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